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                                                                     Exhibit 3.2

ROSS MILLER                                               Document Number
Secretary of State                                        20070571034-59
206 North Carson Street, Ste 1                            Filing Date and Time
Carson City, Nevada 89701-4299                            08/21/2007 10:24 AM
(775) 684 5708                                            Entity#
Website: secretaryofstate.biz                             E0160302005-8

                                                          Filed in the office of
                                                          /s/ Ross Miller
CERTIFICATE OF CORRECTION                                 Ross Miller
PURSUANT TO NRS  78, 78A, 80, 81, 82,                     Secretary of State
84, 86, 87, 87A, 88, 88A, 89 AND 92A                      State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

                           CERTIFICATE OF CORRECTION
    (Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A,
                                  89 AND 92A)

1. The name of the entity for which correction is being made:

   OnePak, Inc.

2. Description of the original document for which correction is being made:

   Articles of Incorporation of a Close Corporation

3. Filing date of the original document for which correction is being made:

   March 30, 2005

4. Description of the inaccuracy or defect:

   The corporation is a close corporation

5. Correction of the inaccuracy or defect:

   The corporation is a regular corporation


6. Signature:

/s/ Steven Andon                   President           8/20/2007
------------------------           ---------           ---------
Authorized Signature               Title               Date

"If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.